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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF WINSTEAD SECHREST & MINICK APPEARS HERE]


                                                                  (214) 745-5431
                                October 8, 1996

Columbus Realty Trust
Attn:  Mr. Will Cureton
15851 Dallas Parkway, Suite 855
Dallas, Texas 75248

     Re:  Columbus Realty Trust

Gentlemen:

     We have acted as counsel for Columbus Realty Trust, a Texas real estate investment trust (the "Company"), in connection with the offer and sale by the Company of up to 1,500,000 common shares (the "Shares") of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Company pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-09775) filed with the Securities and Exchange Commission on August 8, 1996 (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

     We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Amended and Restated Declaration of Trust, (b) the Company's Bylaws, as currently in effect, (c) minutes of meetings or unanimous consents in lieu of meetings of the Company's board of trust managers and shareholders, and (d) such other records and documents of the Company, certificates of Company and public officials and statutes as we have deemed necessary for the purpose of this opinion.

     Based upon such examination and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized by the Company and will, upon issuance in accordance with the terms contemplated in the Registration Statement, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Current Report on Form 8-K and the incorporation thereof in the Registration Statement and to the references to this Firm in the Registration Statement and the Prospectus included therein.

                              Very truly yours,

                              WINSTEAD SECHREST & MINICK P.C.



                              By:/s/ Michelle P. Goolsby
                                 ----------------------------
                                    Michelle P. Goolsby